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                                                                    EXHIBIT 10.2



                                LOANOUT AGREEMENT


           This LOANOUT AGREEMENT is entered into as of November 15, 2001 (the "Agreement"), by and between Covansys Corporation, a Michigan corporation (the "Company"), and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

                                R E C I T A L S:

           A. The Company and CD&R are parties to a Consulting Agreement, dated as of March 17, 2000 (the "Consulting Agreement"), between the Company and CD&R, and an Indemnification Agreement, dated as of April 20, 2000 (the "Indemnification Agreement"), among the Company, CD&R, CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company, and CDR-Cookie Acquisition VI-A, L.L.C., a Delaware limited liability company.

           B. The Company desires to obtain the services of Mr. Ned Lautenbach ("Lautenbach"), the Co-Chairman of the Company and an employee of CD&R, to perform, on an interim basis, the functions of Chief Executive Officer of the Company, and CD&R is willing to make such services available to the Company upon and subject to the terms and conditions hereof.

           C. This Agreement has been approved by the Board of Directors of the Company (the "Board"), including by a majority of its disinterested directors.

           NOW, THEREFORE, the parties hereby agree as follows:

           1. Services, etc.

           CD&R will make available the services of Lautenbach to the Company and the Company will make use of the services of Lautenbach (i) to serve, on an interim basis, as Chief Executive Officer of the Company, commencing and effective as of the date hereof, until the expiration of the Term (as defined in Section 3 below) and (ii) to identify a suitable permanent replacement President and Chief Executive Officer for the Company and to negotiate employment arrangements with an identified candidate, which employment arrangements will be subject to the approval of the Executive Committee of the Board and such candidate. Lautenbach will be available to render such services on a part-time basis mutually agreeable to the Company, CD&R and Lautenbach. Without limiting the foregoing, Lautenbach will continue to serve as an employee of CD&R and may serve as an officer or director of CD&R or other corporations or entities and devote such time to performing such services as Lautenbach, in his sole discretion, deems necessary or appropriate. The services of Lautenbach to be made available to the


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Company and its subsidiaries hereunder will be deemed part of the services provided by CD&R pursuant to the Consulting Agreement.

         2. Compensation.

         The Company agrees to pay to CD&R, as compensation for the services to be rendered by Lautenbach hereunder, a fee of $500,000 per year in addition to the Services Fee payable under the Consulting Agreement, but otherwise payable in accordance with the terms of the Consulting Agreement. In the event Lautenbach serves only a portion of a year as Chief Executive Officer, the fee shall be pro rated.

         3. Term.

         (a) The term of this Agreement (the "Term") will commence as of the date hereof and will terminate on the earliest to occur of (i) the date that is ten business days following delivery of written notice of such termination by either party to the other party hereto, (iii) the election of a successor Chief Executive Officer of the Company by the Board or the Executive Committee of the Board in accordance with the Company's by-laws, (ii) the termination of the Consulting Agreement, and (iv) Lautenbach's death, permanent disability or resignation from his employment with CD&R.

         (b) The expiration of the Term will not affect the continuing effectiveness of the Consulting Agreement or the Indemnification Agreement, each of which will continue to be in full force and effect and enforceable in accordance with their respective terms. Without limiting the foregoing, the Company will continue to pay and reimburse all fees, expenses and other amounts as and when due under the Consulting Agreement and the Indemnification Agreement and perform all of its other obligations thereunder.

         4. Indemnification.

         All performance by, and all actions or omissions of, CD&R or Lautenbach under or in respect of this Agreement will be deemed to be pursuant to the Consulting Agreement, and each of CD&R and Lautenbach will be entitled to the benefits of the indemnification and other provisions of the Consulting Agreement and the Indemnification Agreement.

         5. Independent Contractor Status.

         Each of CD&R and the Company agree that the furnishing of Lautenbach's services hereunder by CD&R is solely as an independent contractor, with CD&R retaining control over and responsibility for its own operations and personnel, including Lautenbach. Neither CD&R nor any of its directors, officers, employees or agents



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(including Lautenbach) shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees, principals, partners, co-venturers or agents of the Company.

         6. Notices.

         Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties will be in writing and shall be deemed to have been duly given and to be effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail or confirmed facsimile transmission, as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

         If to the Company to:

                  Covansys Corporation
                  32605 West Twelve Mile Road
                  Farmington Hills, Michigan  48334-339
                  Attn:  General Counsel

                  Telephone:        (248) 848-8660
                  Telecopy:         (248) 848-0109

         If to CD&R to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York  10152
                  Attn:  Kevin J. Conway

                  Telephone:        (212) 407-5200
                  Telecopy:         (212) 407-5252

         With a copy to:

                  Debevoise & Plimpton
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Franci J. Blassberg, Esq.

                  Telephone:        (212) 909-6000
                  Telecopy:         (212) 909-6836



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         7. General.


         (a) Entire Agreement. This Agreement together with the Consulting Agreement and the Indemnification Agreement (i) contain the complete and entire understanding and agreement of CD&R and the Company with respect to the subject matter hereof, and (ii) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including the furnishing of the services by Lautenbach hereunder. There are no representations or warranties of Lautenbach or CD&R in connection with this Agreement or the services to be made available hereunder, except as expressly made and contained in this Agreement.

         (b) Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that neither CD&R nor the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto.

         (e) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. EACH OF THE COMPANY AND CD&R HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT (i) THE SOLE AND EXCLUSIVE APPROPRIATE VENUE FOR ANY ACTION, SUIT OR PROCEEDING RELATING TO SUCH INTERPRETATION AND ENFORCEMENT SHALL BE IN SUCH A COURT, (ii) ALL CLAIMS WITH RESPECT TO SUCH PROVISIONS SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH A COURT, (iii) ANY SUCH COURT SHALL HAVE EXCLUSIVE



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JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY
DISPUTE RELATING TO SUCH PROVISIONS AND (iv) EACH HEREBY WAIVES, AND AGREES NOT TO ASSERT, ANY AND ALL OBJECTIONS AND DEFENSES BASED ON FORUM, VENUE OR PERSONAL OR SUBJECT MATTER JURISDICTION AS THEY MAY RELATE TO SUCH AN ACTION, SUIT OR PROCEEDING BEFORE SUCH A COURT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7(e), PROVIDED THAT ENFORCEMENT OF A JUDGMENT RENDERED BY SUCH A COURT MAY BE SOUGHT IN ANY COURT OF COMPETENT JURISDICTION FOR THE ENFORCEMENT THEREOF. THE COMPANY AND CD&R HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

         (f) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 7(f).

         (g) Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of and the Company, approved by resolution of the Board of Directors of the Company). Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver



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of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.

           IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                                       COVANSYS CORPORATION



                                       By /s/ Rajendra B. Vattikuti
                                         ---------------------------------------
                                            Name:   Rajendra B. Vattikuti
                                            Title:  Co-Chairman

                                       CLAYTON, DUBILIER & RICE, INC.



                                       By /s/ Joseph L. Rice, III
                                         ---------------------------------------
                                            Name:   Joseph L. Rice, III
                                            Title:  Chairman




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